Exhibit 99.1

Slough Estates USA Inc. and Subsidiaries

Consolidated Financial Statements (Unaudited)

June 30, 2007 and 2006

Slough Estates USA Inc. and Subsidiaries

Index

Page(s)

Consolidated Financial Statements (Unaudited)

Consolidated Balance Sheets at June 30, 2007 and December 31, 2006	1

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Six Months Ended June 30, 2007 and 2006	2

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006	3

Notes to Consolidated Financial Statements	4-17

Slough Estates USA Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2007 and December 31, 2006

	June 30,	December 31,
(in thousands of dollars)	2007	2006
	(Unaudited)
Assets
Investments in real estate
Rental property - land	$424,447	$379,881
Rental property - buildings and improvements net of accumulated depreciation of $182,694 and $157,567 at June 30, 2007 and December 31, 2006, respectively	754,738	681,593
Construction in progress - rental property	213,493	184,600

Net investment in real estate	1,392,678	1,246,074

Investment in and advances to real estate projects (Note 4)	22,309	9,792
Other investments (Note 5)	33,824	34,191
Intangible assets, net of accumulated amortization of $15,338 and $12,788 at June 30, 2007 and December 31, 2006, respectively	20,117	22,861
Deferred costs, net of accumulated amortization of $5,518 and $4,397 at June 30, 2007 and December 31, 2006, respectively	23,864	20,225

Total investments	1,492,792	1,333,143

Other assets
Cash and cash equivalents	16,577	10,272
Restricted cash	705	696
Investment in equity securities (Note 7)	1,994	2,089
Derivative instruments (Note 8)	9,031	7,136
Rents receivable, net of allowance for doubtful accounts of $1,116 and $755 at June 30, 2007 and December 31, 2006, respectively	1,035	2,177
Deferred rents receivable	61,814	56,941
Income tax receivable	10,992	6,805
Other accounts receivable	1,628	3,636
Other assets	3,489	10,347

Total other assets	107,265	100,099

Total assets	$1,600,057	$1,433,242

Liabilities and Stockholder’s Equity
Loans payable, notes payable and accrued interest
Due to SEGRO (Note 9)	$210,000	$30,000
Lines of credit (Note 9)	550,000	556,000
Notes payable (Note 9)	383,608	401,826
Mortgage notes payable (Note 9)	52,291	54,910
Other long-term liabilities (Note 9)	850	938
Accrued interest payable	38,499	3,890

Total loans payable, notes payable and accrued interest	1,235,248	1,047,564

Other liabilities
Net deferred tax liability	46,527	59,889
Accrued real estate taxes	996	—
Deferred revenue	15,741	9,031
Intangible liabilities, net of accumulated amortization of $7,204 and $5,468 at June 30, 2007 and December 31, 2006, respectively	6,713	8,450
Accounts payable and other accrued liabilities	40,515	35,621

Total other liabilities	110,492	112,991

Total liabilities	1,345,740	1,160,555

Minority interest	—	(178)

Stockholder’s equity
Preferred stock (Note 12)	185,000	185,000
Common stock (Note 12)	1	1
Contributed capital	33,413	32,953
Retained earnings	37,485	56,446
Accumulated other comprehensive loss	(1,582)	(1,535)

Total stockholder’s equity	254,317	272,865

Total liabilities and stockholder’s equity	$1,600,057	$1,433,242

See notes to the interim consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

Six Months Ended June 30, 2007 and 2006 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2007	2006	2007	2006

Revenues
Rental
Minimum rents	$31,684	$25,620	$62,407	$49,616
Deferred rents	(237)	495	(2,254)	2,044
Tenant recoveries	7,887	4,560	16,128	8,772
Interest income	172	179	334	257
Other income	134	99	542	137
Total revenues	39,640	30,953	77,157	60,826

Expenses
Interest	44,865	7,108	58,335	12,702
Real estate taxes	3,941	2,095	7,367	5,051
Property operations	5,513	3,206	10,748	5,758
General and administrative	6,864	3,175	8,968	5,313
Depreciation	13,088	9,705	25,152	19,294
Amortization	1,850	1,512	3,865	3,030
Net realized gain on derivatives (Notes 7 and 8)	(1,992)	(1,032)	(1,846)	(930)
Foreign currency exchange loss	1,919	908	2,094	879
Total expenses	76,048	26,677	114,683	51,097
Income (loss) before equity in net income of real estate and other investments, income taxes, minority interest and discontinued operations	(36,408)	4,276	(37,526)	9,729
Equity in net income of real estate and other investments (Note 6)	704	6,271	4,668	6,520
Income (loss) before income taxes, minority interest and discontinued operations	(35,704)	10,547	(32,858)	16,249
Income tax (benefit) expense - continuing operations	(13,918)	3,015	(12,997)	4,583
Income (loss) before minority interest and discontinued operations	(21,786)	7,532	(19,861)	11,666
Minority interest participation in income (loss)	—	(443)	(338)	(889)
Income (loss) from continuing operations	(21,786)	7,089	(20,199)	10,777
Discontinued operations (Note 3)
Income from operations	—	3,477	—	4,386
Income tax expense	—	1,376	—	1,735
Net income from discontinued operations	—	2,101	—	2,651
Net income (loss)	(21,786)	9,190	(20,199)	13,428
Other comprehensive income (loss)
Unrealized holding gains (losses) on equity securities	18	(302)	(47)	89
Comprehensive income (loss)	$(21,768)	$8,888	$(20,246)	$13,517

See notes to the interim consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2007 and 2006 (Unaudited)

(in thousands of dollars)	2007	2006

Cash flows from operating activities
Net income (loss)	$(20,199)	$13,428
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	29,017	22,324
Amortization of above/below market rents	(1,584)	(1,619)
Amortization of discount on notes receivable*	—	(1,568)
Share awards granted to SEUSA executives	460	265
Net realized gain on derivatives	(1,846)	(930)
Foreign currency exchange loss	2,094	879
Amortization of fair value of warrants and stocks received	(418)	—
Amortization of loan premium	(312)	(263)
Distribution from investment in and advance to real estate projects	723	1,114
Equity in net income of real estate and other investments	(4,668)	(5,880)
Loss (gain) on sale of equity securities, real estate and other investments*	—	(3,025)
Minority interest participation in income*	338	889
Deferred rents*	2,254	(2,044)
Changes in operating assets and liabilities:
Change in restricted cash	(9)	—
Rents receivable	1,142	508
Other accounts receivable*	2,008	1,422
Current and deferred income tax liability	(16,311)	793
Other assets*	6,828	864
Accounts payable and other accrued liabilities*	11,814	(4,786)
Accrued real estate taxes*	996	—
Accrued interest payable	34,609	(235)
Net cash flows provided by operating activities	46,936	22,136

Cash flows from investing activities
Payments for rental properties and construction in progress*	(145,470)	(89,132)
Deposits for rental properties	—	300
Proceeds from sale of real estate, equity securities and other investments*	5,208	11,830
Buyout of minority interest in unconsolidated real estate investments	(33,500)	—
Contributions to investment in and advances to real estate projects	(12,648)	—
Contributions to other investments	(765)	(4,231)
Payment of leasing commissions	(4,000)	(3,692)
Repayments on note receivable*	—	35,341
Net cash flows used in investing activities	(191,175)	(49,584)

Cash flows from financing activities
Principal repayments of notes payable	(20,000)	—
Principal repayments of mortgage notes payable	(2,619)	(2,446)
Principal payments of other long-term liabilities*	(88)	(83)
Proceeds of loans from SEGRO	680,000	540,000
Repayment of loans from SEGRO	(500,000)	(510,000)
Proceeds from lines of credit	791,324	108,783
Repayment of lines of credit	(797,324)	(108,783)
Distributions to minority interest	(749)	(881)
Net cash flows provided by financing activities	150,544	26,590

Net (decrease) increase in cash and cash equivalents	6,305	(858)

Cash and cash equivalents
Beginning of period	10,272	6,149
End of period	$16,577	$5,291

* includes discontinued operations

Non-cash investing activities
Change in accounts payable on construction in progress	$(6,920)	$(1,752)
Write-off of customer relationship value	104	—

See notes to the interim consolidated financial statements.

Slough Estates USA Inc. and Subsidiaries

Notes to Interim Consolidated Financial Statements (Unaudited)

 (in thousands of dollars)

1.                            Summary of Operations and Significant Accounting Policies

Consolidation

The unaudited interim consolidated financial statements include the accounts of Slough Estates USA Inc. and its majority owned subsidiaries (“SEUSA” or the “Company”) for the three and six month periods ended June 30, 2007 and 2006.

SEUSA is an indirect wholly-owned subsidiary of SEGRO, formerly called Slough Estates plc, through its direct parent company, Slough Trading Estates Limited (“STEL”).  SEUSA was organized for the purpose of developing, owning, and renting commercial, industrial, office and residential real estate.  SEUSA also has equity interests in partnerships that own and operate real estate projects and invest in equity securities of various affiliated and non-affiliated entities.

Minority interest represents participation of unrelated third party interests held in subsidiaries included in the SEUSA consolidated financial statements.

All significant intercompany transactions and balances have been eliminated upon consolidation.

These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to interim financial statements and reflect all adjustments (consisting of normal recurring items) that management believes are necessary for a fair presentation of the results of the interim operations.  These unaudited interim consolidated financial statements should be read in conjunction with the Notes to Consolidated Financial Statements included in the Company’s audited financial statements for the year ended December 31, 2006.  Results of operations for the interim periods are not necessarily indicative of annual results of operations.  The consolidated balance sheet at December 31, 2006 was derived from the Company’s audited annual consolidated financial statements and does not include all the disclosures required by accounting principles generally accepted in the United States of America.

Certain reclassifications have been made for comparative financial statement presentation.

Accounting Policies

New Accounting Pronouncements

In June 2005, the Financial Accounting Standards Board (“FASB”) ratified the consensus reached by the Emerging Issues Task Force (“EITF”) regarding EITF 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor is the Sole General Partner and the Limited Partners Have Certain Rights.”  The conclusion provides a framework for addressing the question of when a sole general partner, as defined in EITF 04-5, should consolidate a limited partnership.  The EITF has concluded that the general partner of a limited partnership should consolidate a limited partnership unless (1) the limited partners possess substantive kick-out rights as defined in paragraph B20 of FIN 46R, or (2) the limited partners possess substantive participating rights similar to the rights described in EITF 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest by the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights.” In addition, the EITF concluded that the guidance should be expanded to include all limited partnerships, including those with multiple general partners.  The provisions of EITF 04-5 are effective after June 29, 2005 for general partners of all new limited partnerships formed.  For existing limited partnerships for which the partnership agreements are modified and for general partners in all other limited partnerships, the provisions of EITF 04-5 are effective for fiscal years beginning after December 15, 2005.  The adoption of this interpretation did not have an impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The interpretation also provides guidance on description, classification, interest and penalties, accounting in interim periods, discourse and transition.  FIN 48 became effective on January 1, 2007.  See Note 15 for a description of the impact of adoption.

Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB 123 (revised), “Accounting for Stock-Based Compensation,” using the modified prospective application method for stock compensation awards.  The Company has previously accounted for its stock based employee compensation plans under the recognition and measurement principles of the Accounting Practices Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations.  See Note 13 for a description of the impact of adoption.

In June 2007, the FASB cleared for issuance the Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide, Investment Companies, and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”). SOP 07-1 addresses whether the accounting principles of the Audit and Accounting Guide, Investment Companies, may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. SOP 07-1 applies to periods beginning on or after December 15, 2007. The Company is currently evaluating the impact that SOP 07-1 will have on its financial statements.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual amounts could differ from those estimates used in the preparation of the consolidated financial statements.

Investments in Real Estate

The Company accounts for all property acquisitions in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”  The Company allocates the purchase price of an acquired property based on the estimated fair value of the assets acquired, which may include land, land improvements, building, tenant improvements and certain intangible assets.  The Company allocates the purchase price to the fair value of the tangible assets of an acquired property determined by estimating the value of the property as if it were vacant.  As these allocations are based upon management estimates, the actual impact of depreciation and amortization expense over future periods may differ from these estimates.

The intangible assets generally include management’s estimate of the value of above and below market leases, leasing costs for the in-place leases as if they were incurred and the value of the tenant relationship.  The values of the above and below market leases are amortized and recorded as either an increase or decrease to rental income, respectively, over the remaining term of the associated lease.  The value of leasing costs for the in-place leases and the tenant relationship intangibles are amortized to expense over the anticipated term of the lease and tenant relationship, respectively.  If a tenant terminates its lease early, the unamortized portion of the tenant improvements, above and below market leases, leasing costs and the tenant relationship values are charged to expense.

The Company assesses its properties for possible impairment whenever indications of impairment exist in accordance with the requirements of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.”  In the event that an impairment in value is indicated and the carrying amount of the real estate asset will not be recovered from future cash flows, a provision is recorded to reduce the carrying basis of the property to its estimated fair value.  The estimated fair value of the Company’s property is determined by using independent real estate appraiser reports.  These reports use industry standard methods that include discounted cash flow and/or direct capitalization analysis.

Completed buildings are depreciated over their useful lives (ranging from 30 to 40 years), using the straight-line method.  Building improvements and land improvements are depreciated over their useful lives of 15 years, using the straight-line method.  The cost of property and equipment retired or sold and the related accumulated depreciation or amortization is removed from the accounts and any related gain or loss is recognized.  Tenant improvements are amortized over the lives of the related leases.

Interest, real estate taxes, and other expenses incurred during the construction periods are capitalized as part of the depreciable cost of each project.  Real estate taxes and other expenses applicable to land and improvements held for future development are capitalized as a cost of the property once development commences.

Repairs and maintenance are expensed as incurred.

Revenue Recognition

Rental revenue is recognized on a straight-line basis over the terms of the related leases.  Differences between rental income earned and amounts due according to the respective lease agreements are credited or charged, as applicable, to deferred rents receivable.  Additional rents from expense reimbursements for common area maintenance, real estate taxes, and certain other expenses are recognized in the period in which the related expenses are incurred.

Amounts received currently, but recognized as income in future periods, are included in deferred revenue in the consolidated balance sheets.  Recognition of rental income commences at the date the property is ready for its intended use and the tenant takes possession of or controls the physical use of the property.

Deferred Costs

Leasing commissions are capitalized and amortized on a straight-line basis over the initial terms of the respective leases.  Generally, upon the occurrence of a lease amendment or early renewal, the remaining book balance of leasing commissions attributed to the previous lease are amortized over the remaining term of the amended or renewed lease to the extent that the tenant still occupies the space to which the leasing commission relates.

Costs incurred in connection with the execution of mortgages and other notes payable are amortized over the terms of the related notes.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial statement balance amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense includes taxes payable for the period and the change during the period in deferred tax assets and liabilities.

Investment in and Advances to Real Estate Projects and Other Investments

The Company accounts for its investments in unconsolidated real estate joint ventures, which it does not control, using the equity and cost method of accounting as appropriate.  Under the equity method of accounting, the Company records its initial interest at cost and adjusts its investment accounts for additional capital contributions, distributions and its share of income or loss.  Under the cost method of accounting, the Company records its initial interest at cost and adjusts its investment accounts for additional capital contributions and distributions.  All dividend income is reflected in the consolidated statement of operations in the period it is received.

Any amounts paid to acquire investments in real estate projects and other investments, which are accounted for under the equity method of accounting, which are in excess of SEUSA’s share of the net assets of that entity, are accounted for in accordance with the provisions of SFAS 141.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.  The carrying amount approximates fair value due to the short maturity of these investments.

Restricted Cash

Restricted cash balances relate to tenant deposits and other cash balances where access to the funds is legally restricted.

Derivative Instruments and Hedging Activities

SEUSA applies the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137 and SFAS No. 138 (collectively, “SFAS No. 133”) to all derivatives.  Derivatives are recognized and measured at fair value.  If the derivative does not qualify as a hedge or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings.

The Company’s derivatives include investments in warrants to purchase shares of common stock in various public companies.  Based on the terms of the warrant agreements, the warrants meet the definition of a derivative and accordingly must be marked to fair value with the impact reflected in the consolidated statement of operations.

The Company’s derivatives also include a cross currency swap agreement (the “swap agreement”).  The swap agreement is intended to limit the Company’s exposure to currency fluctuations related to interest payments payable in Canadian dollars due on an outstanding note payable.  Under the swap agreement, payments and receipts are recognized as adjustments to interest expense.  The swap agreement is recognized at fair value on the consolidated balance sheet, with changes in fair value being reported through the statement of operations.

Discontinued Operations

SFAS No. 144 addresses financial accounting and reporting for the disposal of long lived assets.  SFAS No. 144 requires that the results of operations and gains or losses of a component of an entity that either has been disposed or is classified as held for sale shall be presented in discontinued operations if both of the following criteria are met:  (a) the operations and cash flows of the component have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transactions and (b) the Company will not have any significant involvement in the operations of the component after the disposal transactions.  SFAS No. 144 also requires prior period results of operations for these components to be restated and presented in discontinued operations.

Investments in Marketable Securities

At June 30, 2007 and December 31, 2006, the Company owned stock of certain publicly traded companies.  The Company accounts for these shares in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”  These securities are carried at fair value with the changes in fair value recorded as unrealized gains and losses on marketable equity securities in accumulated other comprehensive income.  On sale of the stock, the unrealized gains or losses related to the shares included in accumulated other comprehensive income, are recognized currently in the consolidated statement of operations and comprehensive income (loss).

Foreign Currency

The Company has an outstanding note payable denominated in Canadian dollars.  In accordance with SFAS No. 52, “Foreign Currency Translation,” the gain or loss associated with remeasuring the foreign currency transaction into the US dollar is recognized currently in earnings.

Significant Customers

SEUSA leases a significant portion of its properties to biotech companies in California.

At June 30, 2007, approximately 79.8% (2006:  79.0%) of SEUSA’s real estate portfolio is concentrated in the San Francisco market and approximately 20.2% (2006:  21.0%) is concentrated in the San Diego market.

Stock Based Compensation

Certain officers of SEUSA are awarded stock and stock options in SEGRO under various stock compensation plans.  The stock issued to the officers of SEUSA is accounted for within the Company’s consolidated financial statements based on the fair value of the stock, with compensation expense being recognized in the consolidated statements of operations over the performance period.

2.                            Acquisitions of Investments in Real Estate

On January 10, 2007, SEUSA purchased a land parcel with an existing building for $1.0 million and on January 31, 2007, a vacant land parcel for $36.8 million.

On February 15, 2007, SEUSA purchased the remaining 10% minority interest in Britannia Pointe Grand LP and Britannia Gateway II, LP for $28.5 million and $5.0 million, respectively.

3.                            Discontinued Operations

On April 27, 2005, the Company sold its Quail West Ltd. operations located in Naples, Florida for $63.5 million.  The sale resulted in a loss of $3.7 million.  In connection with the sale, the buyer issued a note receivable to SEUSA in the amount of $41.5 million.  The note is non-interest bearing, matures on April 27, 2009 and is subject to annual principal repayments.  Under the terms of the agreement, the buyer must accelerate these repayments to the extent that they sell land lots at the development, at $225 per lot sold.  The note is collateralized against certain lots at the developments.  The effective interest rate on the note is 12%.  Amortization of the discount through June 30, 2006 was $1,568.  On June 9, 2006, the buyer prepaid the balance of the note.

The above operations are reported as discontinued operations in the consolidated statements of operations.  The results for these operations are as follows:

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2006	2006

Amortization of discount on note receivable	$646	$1,568
Net income before income tax from discontinued operations	$3,477	$4,386
Income tax expense	1,376	1,735
Net income from discontinued operations	$2,101	$2,651

4.                            Investment in and Advances to Real Estate Projects

Investment in and advances to real estate projects represent SEUSA’s ownership interest in certain real estate joint ventures.  SEUSA’s ownership interests in these real estate joint venture investments ranges from 50% to 63%.  As of June 30, 2007 and December 31, 2006, investments in and advances to real estate projects are mainly comprised of cash invested less distributions received and equity in accumulated earnings as follows:

	June 30,	December 31,
	2007	2006

LASDK LP
Investment	$9,240	$—
Equity in accumulated income	6,133	3,064
Total LASDK LP	15,373	3,064

Britannia Biotech Gateway LP
Investment	—	—
Equity in accumulated income	5,363	5,247
Total Britannia Biotech Gateway LP	5,363	5,247

Torrey Pines Science Center LP
Investment	1,589	1,353
Equity in accumulated (loss) income	(16)	128
Total Torrey Pines Science Center LP	1,573	1,481
Total investment in and advances to real estate projects	$22,309	$9,792

On February 13, 2007, SEUSA purchased an additional 25% interest in LASDK LP for $12.4 million.  The purchase price exceeded the share of net assets of the partnership at the date of purchase by $10.0 million.  The excess is amortized over the life of the partnership’s real estate assets to which it is allocated.

5.                            Other Investments

Other investments as of June 30, 2007 and December 31, 2006 are comprised of cash invested or advanced less distributions received and equity in accumulated earnings or losses, as follows:

	June 30,	December 31,
	2007	2006

Charterhouse Equity Partners II
Investment and advances	$—	$—
Equity in accumulated earnings	274	258
Total Charterhouse Equity Partners II	274	258

Charterhouse Equity Partners III
Investment and advances	2,811	2,811
Equity in accumulated earnings	6,911	6,887
Total Charterhouse Equity Partners III	9,722	9,698

Charterhouse Equity Partners IV
Investment and advances	21,870	26,312
Equity in accumulated earnings (loss)	1,958	(2,077)
Total Charterhouse Equity Partners IV	23,828	24,235
Total other investments	$33,824	$34,191

SEUSA’s ownership interest in the other investments ranges from 3.43% to 7.83%.  The Company applies the equity method of accounting to these investments as the President of the Company holds a board position at Charterhouse Group International, Inc., the advisor of the partnerships, and is able to exert significant influence over the partnerships.

6.                            Equity in Net Income (Loss) of Real Estate and Other Investments

Equity in net income (loss) of real estate and other investments accounted for using the equity and cost method for the three month and the six month periods ended June 30, 2007 and 2006 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Charterhouse GI	$—	$640	$—	$640
Charterhouse Equity Partners	—	10	—	9
Charterhouse Equity Partners II	7	114	14	138
Charterhouse Equity Partners III	13	4,794	24	4,588
Charterhouse Equity Partners IV	363	45	4,038	(48)
Cherry Tree Associates	—	34	—	68
Hacienda Stoneridge II LP	—	93	—	94
LASDK LP	124	179	317	362
Torrey Pines Science Center LP	(76)	195	(144)	234
Britannia Biotech Gateway LP	273	250	419	512
Britannia Hacienda I LP	—	(83)	—	(77)
Total equity in net income of real estate and other investments	$704	$6,271	$4,668	$6,520

7.                            Investment in Equity Securities

At June 30, 2007 and December 31, 2006, investment in equity securities consists of both shares of stock and warrants to purchase shares of stock in various public companies.  In accordance with SFAS No. 133, the warrants have been classified as derivatives and are carried at fair value, with the change in fair value reflected in the consolidated statement of operations.  The realized holding loss for the six month period ended June 30, 2007 was $48 and the realized holding gain for the six month period ended June 30, 2006 was $65.

At June 30, 2007 and December 31, 2006, the Company owned shares of common stock in certain public and private companies with a fair value of $1,966 and $2,013, respectively.  In accordance with SFAS No. 115, the fair value of the stocks has been recorded in investment in equity securities on the consolidated balance sheet with the unrealized loss of $47 and the unrealized gain of $89 in accumulated other comprehensive income for the six month periods ended June 30, 2007 and 2006, respectively.

8.                            Derivative Instruments

The Company’s derivatives include a swap agreement which matures September 1, 2010.  As the swap agreement does not qualify as a hedge, the Company recognized gain of $1,895 and $865 in the consolidated statements of operations, related to the changes in fair value of the derivative instrument, for the six month periods ended June 30, 2007 and 2006, respectively.

9.                            Loans Payable and Notes Payable

Due to SEGRO

At June 30, 2007 and December 31, 2006, the Company had a loan payable to SEGRO of $210,000 and $30,000, respectively, under a $535,500 revolving credit facility (the “Facility”) which bears interest at SEGRO’s cost of funds plus 0.25% per annum (ranging from 5.78% to 6.09% in 2007 and 5.14% to 5.97% in 2006) and is due periodically on dates established by SEGRO.  Related accrued interest of $33 and $20 for loans payable to SEGRO was included in accrued interest payable at June 30, 2007 and December 31, 2006, respectively.

Lines of Credit

At June 30, 2007 and December 31, 2006, the Company had outstanding bank loans under revolving lines of credit totaling $550,000 and $556,000, respectively, which are backed by letters of credit issued by SEGRO, and are due on demand.  These loans bear interest at rates approximating the banks’ base interest rate plus .40% to .75% (ranging from 5.19% and 5.76% in 2007 and 4.68% to 7.75% in 2006).  The total credit line at both June 30, 2007 and December 31, 2006 is $595,000.  These lines of credit expire between December 31, 2007 and October 21, 2010.

Notes Payable

Financing was obtained in November 2001 and May 2000 when SEUSA issued $200,000 and $160,000, respectively, in Guaranteed Senior Notes.  In December 2001, SEUSA assumed Guaranteed Senior Notes from Slough Canada, for an aggregate liability of $50,913.  The notes are guaranteed both directly and indirectly by SEGRO.  At June 30, 2007 and December 31, 2006, the remaining outstanding principal portion of these notes was $383,585 and $401,491, respectively.

In connection with the assumption of the Guaranteed Senior Notes from Slough Canada in December 2001, a premium of $4,175, representing the difference in the fixed interest rate on the notes and the market interest rate on the day the debt was assumed, was received.  The premium is being amortized over the terms of the respective notes on a basis which approximates an effective base interest rate.  At June 30, 2007 and December 31, 2006, the unamortized balance of the premium was $23 and $335, respectively, and is included in notes payable in the accompanying consolidated balance sheets.

Prior to the sale on July 13, 2005, the Company owned shares in Tipperary Corporation, a publicly traded company principally engaged in the exploration for the development and production of natural gas.  The accounts of Tipperary included its wholly-owned subsidiaries Tipperary Oil and Gas Corporation and Burro Pipeline Corporation and its 90% owned subsidiary, Tipperary Oil and Gas (Australia) Pty Ltd. (“TOGA”).

On June 9, 2004, TOGA entered into a $150.0 million Australian Dollars (“AUD”) senior credit facility agreement with two major Australian financial institutions for the purpose of paying in full TOGA’s borrowings of $100.0 million AUD from STEL and to fund TOGA’s share of development costs of the Comet Ridge coalseam gas project in Queensland, Australia.  This facility was guaranteed by SEGRO.  The senior credit facility and guarantee were assumed by the purchaser of Tipperary and TOGA in conjunction with the sale.  Under the Tipperary sales agreements, SEUSA is required to guarantee the payments associated with the senior credit facility during the period June 9, 2004 through July 13, 2005 (“Guarantee Period”).  The guarantee expires on June 9, 2009.  This agreement guarantees any payments during the Guarantee Period which may be considered preferential if TOGA were to subsequently fall into bankruptcy or liquidate.  Management considers the likelihood of this triggering event to be remote and therefore, no liability associated with this guarantee has been recorded at June 30, 2007 or December 31, 2006.

Notes payable are summarized as follows:

	June 30,	December 31,
	2007	2006

Note payable, series A, interest at 7.84%, interest payments due on November 10 and May 10, principal due May 10, 2008	$15,000	$15,000
Note payable, series B, interest at 7.94%, interest payments due on November 10 and May 10, principal due May 10, 2010	91,500	91,500
Note payable, series C, interest at 8.00%, interest payments due on November 10 and May 10, principal due May 10, 2012	43,500	43,500
Note payable, series D, interest at 8.09%, interest payments due on November 10 and May 10, principal due May 10, 2015	10,000	10,000
Note payable, series A, interest at 6.57%, interest payments due on May 29 and November 29, principal due November 29, 2011	100,000	100,000
Note payable, series B, interest at 6.97%, interest payments due on May 29 and November 29, principal due November 29, 2016	100,000	100,000
Note payable, series B, interest at 7.58%, interest payments due on October 30 and April 30, principal due April 30, 2007	—	20,000
Note payable, series B, interest at 9.27%, interest payments due on March 1 and September 1, principal due September 1, 2010	23,585	21,491
Unamortized premium	23	335
	$383,608	$401,826

On April 30, 2007, the Company repaid the $20,000 note payable that matured on such date.

SEUSA redeemed the above notes payable on July 27, 2007. Due to the yield maintenance provisions of the notes issuance agreement, the Company has paid to the note-holders, concurrently with principal and interest payment, approximately $32,382 in penalties as a result of the early repayment of the notes payable. As irrevocable notices to repay those notes payable were issued in June 2007, the penalties were accrued as of June 30, 2007 and included in accounts payable and other accrued liabilities on the consolidated balance sheet and interest expense on the consolidated statements of operations.

Mortgage Notes Payable

The Company has the following mortgage notes payable to various financial institutions, which are collateralized by the related buildings and improvements, leases, future rents and contract rights.  The total carrying value of the collateralized property equaled $83,894 and $86,521 at June 30, 2007 and December 31, 2006, respectively.  Total outstanding mortgage notes payable are as follows:

	June 30,	December 31,
	2007	2006

Mortgage note, interest at 7.51%, monthly payments of interest and principal of $155, due August 1, 2007	$13,137	$13,569
Mortgage note, interest at 6.9%, monthly payments of interest and principal of $77, due August 1, 2007	6,703	6,932
Mortgage note, interest at 6.85% monthly payments of interest and principal of $428, due December 30, 2013	26,853	28,473
Mortgage note, interest at 6.9% monthly payments of interest and principal of $89, due December 30, 2013	5,598	5,936
	$52,291	$54,910

Mortgage notes payable with the maturity date of August 1, 2007 were paid off on July 27, 2007.

Other Long-Term Liabilities

In connection with the acquisition of Pt. Grand, the Company assumed a liability for portions of a bond issued by the local municipality.  The municipality issued a bond to fund certain land improvements and passed on the bond liability to the land owners who benefited from the improvements.  The municipality has provided the Company with an amortization schedule related to the paydown of their portion of the bond that includes interest and principal payments up to the date of maturity.  Principal and interest are billed and paid through real estate tax bills.  The bond bears interest at a fixed rate of 7.75% and matures in 2011.  The outstanding balances as of June 30, 2007 and December 31, 2006 were $850 and $938, respectively.

Bank loans payable, mortgage notes payable and notes payable reflect terms and rates available to the Company through its ultimate parent, SEGRO.  Such terms and rates are reflective of credit markets not directly accessible by the Company.  As of June 30, 2007 and December 31, 2006, the Company believes that the fair value of its long-term debt approximates its carrying amount.

Interest Costs

The summary of incurred total interest costs and capitalized interest for the three month and the six month periods ended June 30, 2007 and 2006 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Interest cost	$50,465	$10,974	$68,154	$21,075

Capitalized interest	$5,600	$3,866	$9,819	$8,373

Interest costs for the three and six month periods ended June 30, 2007 include $32,382 in penalties from early repayment of notes payable (Note 9).

10.                     Related Party Transactions

Certain members of the Board of Directors of SEUSA are members of the Board of Directors of Charterhouse Group International, Inc., in which the Company has an equity investment.

Britannia Developments, Inc., (“Britannia Developments”) holds a partnership interest in two of the Company’s subsidiaries.  Britannia Management Services, Inc. (“BMS”) is a wholly-owned subsidiary of Britannia Developments.  Britannia Developments and BMS provided the Company, its subsidiaries and affiliates with certain management services for the six month period ended June 30, 2007 and 2006 totaling $1,282 and $979, respectively.  There are no balances outstanding in respect to the above services as of June 30, 2007 and December 31, 2006.

SEUSA incurred interest expense on loans payable to SEGRO of $3,641 and $3,576 for the six month periods June 30, 2007 and 2006, respectively.  SEUSA incurred commission expense of $300 for the six month periods ended June 30, 2007 and 2006 on the SEUSA debt that was guaranteed by Slough Estates.

11.                     Post-Retirement Benefit Obligations

In 1995, the Company implemented a defined-benefit post-retirement plan for certain of its executives.  As of June 30, 2007 and December 31, 2006, the estimated present value of the benefit obligation was $1,071 assuming 7% (2006:  7%) expected long-term rate of return on plan assets, and a 7% (2006:  7%) discount rate.  At June 30, 2007 and December 31, 2006, the Company had funded $644 and $608 of this obligation, respectively.  The benefit obligation is included in accounts payable and other accrued liabilities.

12.                     Stockholder’s Equity

The Company has the authority to issue 3,000 shares of common stock with a per share par value of one dollar.  At June 30, 2007 and December 31, 2006, there were 1,000 shares of voting common stock issued and outstanding.

At June 30, 2007 and December 31, 2006, the Company had 185,000 shares of Series A cumulative nonvoting preferred stock with a per share par value of one thousand dollars issued and outstanding.

13.                     Stock Compensation

Certain officers of SEUSA are awarded stock and stock options in Slough Estates under various stock compensation plans.  The plans under which the officers are eligible to receive stock options include the Executive Share Option Plan, (the “Option Plan”), and the Long-Term Share Incentive Scheme (“LTIS”).

Under the Option Plan, eligible officers could receive an annual grant of options over shares with a value on grant of up to the equivalent of 100 percent of their annual salary.  Options will normally be exercisable between 3 and 10 years of the date of grant, if certain performance conditions are met.  If these performance conditions are not met by the third anniversary of the date of grant, options cannot be exercised and will lapse.

The LTIS is operated by the independent trustees of the Slough Estates plc Employees Benefit Trust (the “Trustees”).  Awards under the LTIS are granted at the discretion of the Trustees.  Shares under award will normally be released to participants on the third anniversary on which the awards were granted if certain performance targets are met.

Number of
		Number of	Shares over			Number of		Number of
	Number of	Options/	Which		Range of	Options	Market	Shares under
	Shares under	Shares	Options/	Range of	Market Value	Exercised/	Value on	Option/	Range of
	Option/Award	Cancelled	Awards	Exercise/	at Grant Date	Shares	Date of	Unvested	Option
	1/1/07	or Lapsed	Granted	Option Prices	of Awards	Vested	Exercise	3/31/07	Exercise
Executive Share Option Plan	255,032	—	—	$4.98 - $8.03	N/A	—	—	255,032	3/24/04 - 4/13/14

Long-Term Share Incentive Scheme	193,638	—	101,103	N/A	$7.52 - $14.93	—	—	294,741	N/A

The adoption of FASB 123 (revised) resulted in additional compensation expense of $231 and $133 for the three month periods ended June 30, 2007 and June 30, 2006, respectively, and of $461 and $265 for the six month periods ended June 30, 2007 and 2006, respectively.

14.                     Commitments and Contingencies

Under an agreement with Charterhouse Equity Partners IV, L.P., the Company agreed to commit $35,000 for the purchase of portfolio investments.  At June 30, 2007 and December 31, 2006, the uncalled commitment was $7,735 and $8,500, respectively.

The Company is currently undergoing an Internal Revenue Service audit for the years ended December 31, 2005 and 2004.  The audit is in progress and the outcome is not yet known.

15.                     Income Taxes

The Company adopted the provisions of FIN 48 as of January 1, 2007.  The Company has recognized on implementation a net increase of $1,237 to retained earnings, with corresponding increases of $1,796 to income taxes receivable and $559 to deferred tax liabilities.

The Company recognizes interest and penalties accrued related to uncertain tax positions in income tax expense in the consolidated statements of operations, which is consistent with the recognition of these items in prior reporting periods.  As of June 30, 2007, the Company has recorded a net receivable of approximately $209 for the receipt of interest and a liability of approximately $299 for the payment of penalties, which is included in income tax receivable.

The Internal Revenue Service (“IRS”) has completed examination of the 2003 tax return and no changes were proposed to the return.  The Company is currently undergoing a federal audit for the 2004 tax year and expects to be audited for the 2005 tax year.  A net operating loss carryforward was fully utilized on the 2004 federal tax return.  The years in which these net operating losses originated are open under the statute of limitations to the extent of the amount of the loss.  These years are 1995 and 1997-2003.  Additionally, the Company has received notification from the Illinois Department of Revenue that they intend to audit the 2003-2005 tax years.

As of June 30, 2007, it is reasonably possible that the amounts of the uncertain tax positions may increase or decrease within the twelve months following the reporting date.  It is not expected that any of the changes will be significant individually or in total to the results or financial position of the Company.

16.                     Subsequent Events

On July 27, 2007, the Company repaid all outstanding Notes Payable and Mortgage Notes Payable, replacing it with intercompany debt due to SEGRO.  The swap agreement was terminated in conjunction with the repayment of the notes.

On July 31, 2007, the Company assigned its interest in its Other Investments to SEGRO. The assignment was treated as a distribution.

On August 1, 2007, all common and preferred shares of the Company were acquired by a subsidiary of Health Care Property Investors, Inc., a public real estate investment trust, for an aggregate consideration of $2.9 billion before post-closing adjustments.

On August 10, 2007, the Company purchased a land parcel with an existing building located in South San Francisco for $9.45 million in cash.